UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 6, 2024

TC Biopharm (Holdings) PLC

(Exact name of registrant as specified in charter)

Scotland	001-41231	N/A
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

Maxim 1, 2 Parklands Way, Holytown, Motherwell, Scotland, United Kingdom	ML1 4WR
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: +44 (0) 141 433 7557

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
American Depositary Shares, each representing twenty Ordinary Shares, nominal value £0.0001 per share	TCBP	The Nasdaq Stock Market LLC
Ordinary Shares, nominal value £0.0001 per share*	N/A	The Nasdaq Stock Market LLC
Warrants	TCBPW	The Nasdaq Stock Market LLC

* Not for trading, but only in connection with the listing of the American Depositary Shares on The NASDAQ Stock Market LLC.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement

On May 6, 2024, TC Biopharm (Holdings) PLC (the “Company”), entered into a letter agreement (the “Inducement Letter”) with certain holders (the “Holders”) of existing Series E warrants (the “Existing Warrants”) to purchase ordinary shares represented by american depositary shares (the “ADSs”) of the Company. The Existing Warrants were issued on December 21, 2023 and have an exercise price of £1.5814 per ADS. Each ADS represents twenty (20) ordinary shares of the Company.

Pursuant to the Inducement Letter, the Holders agreed to exercise for cash their Existing Warrants to purchase an aggregate of 1,750,000 ADSs of the Company for cash and the payment of £0.099625 (US$0.125) per new warrant in consideration for the Company’s agreement to issue new Series F warrants to purchase ordinary shares represented by ADSs (the “New Warrants”), as described below, to purchase up to 70,000,000 of the Company’s ordinary shares represented by 3,500,000 ADSs (the “New Warrant ADSs”). The Company expects to receive aggregate gross proceeds of approximately £3.1 million from the exercise of the Existing Warrants by the Holders, prior to deducting placement agent fees and estimated offering expenses.

The Company engaged H.C. Wainwright & Co., LLC (the “Placement Agent”) to act as its exclusive placement agent in connection with the transactions summarized above and has agreed to pay the Placement Agent a cash fee equal to 7.5% of the gross proceeds received from the Holders’ exercise of their Existing Warrants and a management fee of 1% of the gross proceeds received from the Holders’ exercise of their Existing Warrants. The Company has also agreed to reimburse the Placement Agent for its expenses in connection with the exercise of the Existing Warrants and the issuance of the New Warrants, up to $50,000 for fees and expenses of legal counsel and other out-of-pocket expenses, and agreed to pay the Placement Agent for non-accountable expenses in the amount of $35,000 and a clearing fee of $15,950. Upon any exercise for cash of any New Warrants, the Company has agreed to pay the Placement Agent a cash fee of 7.5% of the aggregate gross exercise price paid in cash with respect the exercise of the New Warrants. In addition, the Company granted warrants (“Placement Agent Warrants”) to the Placement Agent, or its designees, to purchase up to an aggregate of 2,625,020 ordinary shares represented by 131,251 ADSs, which Placement Agent Warrants shall be substantially in the same form as the New Warrants except that the Placement Agent Warrants will have an exercise price of £2.2313.

The closing of the transactions contemplated pursuant to the Inducement Letter is expected to occur on May 8, 2024 (the “Closing Date”), subject to satisfaction of customary closing conditions. The Company intends to use the net proceeds from this offering to support its upcoming clinical trial focusing on relapse/refractory Acute Myeloid Leukemia, and for continuing operating expenses and working capital.

The resale of the shares of the Company’s ADSs upon exercise of the Existing Warrants are registered pursuant to the Company’s registration statement on Form F-1 (File No. 333-274244).

The Company also agreed to file a registration statement on Form S-3 (or other appropriate form if the Company is not then Form S-3 eligible) covering the resale of the New Warrant ADSs issued or issuable upon the exercise of the New Warrants (the “Resale Registration Statement”), within 30 days of the Closing Date, and to have such Resale Registration Statement declared effective by the SEC within 90 days following the Closing Date. In the Inducement Letter, the Company agreed not to issue any ADSs, ordinary shares or ordinary share equivalents or to file any other registration statement with the SEC (in each case, subject to certain exceptions) until 30 days after the Closing Date. The Company also agreed not to effect or agree to effect any variable rate transaction (as defined in the Inducement Letter) until one (1) year after the Closing Date (subject to an exception).

The forms of Inducement Letter and New Warrant are attached as Exhibits 10.1 and 4.1, respectively. The description of the terms of the Inducement Letter and the New Warrant is not intended to be complete and is qualified in its entirety by reference to such exhibits. The Inducement Letter contains customary representations, warranties and covenants by the Company which were made only for the purposes of such agreements and as of specific dates, were solely for the benefit of the parties to such agreements and may be subject to limitations agreed upon by the contracting parties.

Item 3.02	Unregistered Sales of Equity Securities.

In connection with the Inducement Letter described in Item 1.01 above, the Company issued the New Warrants. The following summary of certain terms and provisions of the New Warrants is not complete and is subject to, and qualified in its entirety by, the provisions of the New Warrants, the form of which is filed as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated herein by reference. The following description of the New Warrants is qualified in its entirety by reference to such exhibit.

Terms of New Warrants

Duration and Exercise Price

Each New Warrant will have an exercise price equal to £1.175 per ADS. The New Warrants will be immediately exercisable from the date of issuance until the three and one-half year anniversary of the initial exercise date. The exercise price and number of ADSs issuable upon exercise is subject to appropriate adjustment in the event of stock dividends, stock splits, subsequent rights offerings, pro rate distributions, reorganizations, or similar events affecting the Company’s ordinary shares and ADSs and the exercise price.

Exercisability

The New Warrants will be exercisable, at the option of each holder, in whole or in part, by delivering to the Company a duly executed exercise notice accompanied by payment in full for the number of ADSs purchased upon such exercise (except in the case of a cashless exercise as discussed below). A holder (together with its affiliates) may not exercise any portion of such holder’s New Warrants to the extent that the holder would own more than 4.99% (or, at the election of the holder, 9.99%) of the outstanding ADSs immediately after exercise, except that upon prior notice from the holder to the Company, the holder may increase or decrease the amount of ownership of outstanding ADSs after exercising the holder’s New Warrants up to 9.99% of the number of the Company’s ordinary shares outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the New Warrants, provided that any increase will not be effective until 61 days following notice to us.

Cashless Exercise

If, at the time a holder exercises its New Warrants, a registration statement registering the resale of the New Warrant ADSs by the holder under the Securities Act of 1933, as amended (the “Securities Act”) is not then effective or available, then in lieu of making the cash payment otherwise contemplated to be made to the Company upon such exercise in payment of the aggregate exercise price, the holder may elect instead to receive upon such exercise (either in whole or in part) the net number of ordinary shares represented by ADSs determined according to a formula set forth in the New Warrants.

Trading Market

There is no established trading market for the New Warrants, and the Company does not expect an active trading market to develop. The Company does not intend to apply to list the New Warrants on any securities exchange or other trading market. Without a trading market, the liquidity of the New Warrants will be extremely limited.

Rights as a Stockholder

Except as otherwise provided in the New Warrants or by virtue of the holder’s ownership of the Company’s ADSs, such holder of New Warrants does not have the rights or privileges of a holder of the Company’s ADSs, including any voting rights, until such holder exercises such holder’s New Warrants. The New Warrants will provide that the holders of the New Warrants have the right to participate in distributions or dividends paid on the Company’s ADSs.

Fundamental Transactions

If at any time the New Warrants are outstanding, the Company, either directly or indirectly, in one or more related transactions effects a Fundamental Transaction (as defined in the New Warrant), a Holder of New Warrants will be entitled to receive, upon exercise of the New Warrants, the kind and amount of securities, cash or other property that such holder would have received had they exercised the New Warrants immediately prior to the Fundamental Transaction. As an alternative, and at the Holder’s option in the event of a Fundamental Transaction, exercisable at any time concurrently with, or within 30 days after, the consummation of the Fundamental Transaction (or, if later, the date of the public announcement of the applicable Fundamental transaction), the Company shall purchase the unexercised portion of the Warrant from the holder by paying to the holder an amount of cash equal to the Black Scholes Value (as defined in the Warrant) of the remaining unexercised portion of the New Warrant on the date of the consummation of such Fundamental Transaction.

Waivers and Amendments

The New Warrants may be modified or amended or the provisions of the New Warrants waived with the Company’s and the holder’s written consent.

The Company issued the New Warrants and the Placement Agent Warrants pursuant to the exemption from the registration requirements of the Securities Act available under Section 4(a)(2). Neither the issuance of the New Warrants, the Placement Agent Warrants nor the New Warrant ADSs or the ADSs issuable upon the exercise of the New Warrants and Placement Agent Warrants have been registered under the Securities Act and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the Securities Act and any applicable state securities laws. The description of the New Warrants and the Placement Agent Warrants in this Form 8-K is incorporated by reference herein.

Neither this Current Report on Form 8-K nor any exhibit attached hereto is an offer to sell or the solicitation of an offer to buy securities of the Company.

Item 8.01	Other Events.

On May 6, 2024, the Company issued a press release announcing the warrant inducement. A copy of the press release is attached as Exhibit 99.1 to this Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
4.1	Form of Series F Warrant
10.1	Inducement Letter, dated May 6, 2024
99.1	Press Release, dated May 6, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 7, 2024
TC BIOPHARM (HOLDINGS) PLC

	By:	/s/ Martin Thorp
Martin Thorp
Chief Financial Officer

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